Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 33-16673) of the Todd-AO Corporation on Form S-8 of our report dated October 27, 1995, appearing in the annual report on Form 10-K of The Todd-AO Corporation for the year ended August 31, 1995.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
October 2, 1996